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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 22, 1996




                           COLECCIONES DE RAQUEL, INC.

        (Exact name of small business issuer as specified in its charter)



     Nevada                        0-24798                  93-1123005
(State or other jurisdiction     (Commission                (IRS Employer
of Incorporation                 File Number)               Identification No.)



           9873 S. Santa Monica Blvd., Beverly Hills, California 90212
                    (Address of principal executive offices)



                                 (310) 203-9240
                         (Registrant's telephone number)

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                           CURRENT REPORT:  FORM 8-K/A


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On November 22, the company dismissed Cacciamatta Accountancy Corporation (successor firm of Saddington-Cacciamatta) as independent auditors. The dismissal did not involve a dispute with Cacciamatta Accountancy Corporation over accounting practices or policies. The reports of Cacciamatta Accountancy Corporation on the company's financial statements for the years ended
December 31, 1994 and 1995, and for the period January 1 to November 22, 1996, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principals. The decision to dismiss Cacciamatta Accountancy Corporation was approved by the board of directors of the company.

     In connection with the audits of the company's financial statements for each of the years ended December 31, 1994 and 1995, and for the period January 1 to November 22, 1996, there were no disagreements with Cacciamatta Accountancy Corporation on any matters of accounting principles and practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Cacciamatta Accountancy Corporation, would have caused such firm to make reference to the matter in their report.

     On January 21, 1996, the company received a letter from Cacciamatta Accountancy Corporation herein attached as exhibit 16.1.

     On December 12, 1996, the board of directors of the company approved the appointment of Singer Lewak Greenbaum & Goldstein LLP as the company's independent auditor.



EXHIBITS

16.1  Letter from Cacciamatta Accountancy Corporation dated January 18, 1997.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        COLECCIONES DE RAQUEL, INC.
                                        (Registrant)



Dated:  January 24, 1997           By:  /s/         RAQUEL ZEPEDA
                                      ----------------------------------------
                                        Raquel Zepeda, Chief Financial Officer